UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 11, 2014

CUBED, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-171371 (Commission File Number)	37-1603977 (I.R.S. Employer Identification No.)

830 South 4th Street Las Vegas, NV 89101 (Address of principal executive offices) (zip code)

(702) 868-4277 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note - this amended Current Report on Form 8-K is being filed to correct a typographical error in the original filing.

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

WikiTechnologies, Inc.

On December 11, 2014, we entered into a Stock Purchase Agreement with David B. Doust, then one of our officers and directors, pursuant to which we sold our interest in WikiTechnologies, Inc., consisting of thirty (30) shares of its common stock representing a three percent (3%) interest therein, in exchange for the cancellation of One Hundred Sixty Nine Thousand Eight Hundred Thirty Dollars ($169,830) in debt owed to Doust.

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, we accepted the resignations of  Douglas Shinsato  and David B. Doust as directors and officers.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1 (1)	Stock Purchase Agreement dated December 11, 2014

(1) Incorporated by reference from our Current Report on Form 8-K dated December 15, 2014 and filed with the Commission on December 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubed, Inc.

Dated: December 16, 2014	/s/ Joseph White
By: Joseph White
Its: Chief Technology Officer

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